Montgomery
                                   Washington
                                      Tower


May 6, 1997



Mr. Robert Kassel
Natural Earth Technologies
dba US Home & Garden
655 Montgomery Street, Suite 830
San Francisco, California  94111

Dear Mr. Kassel:

     This letter shall serve to modify that Lease Agreement dated August 4, 1992 (which together with any amendments, modifications and extensions thereof is herein called the Lease) between Crow-Spieker #99 as Landlord and Natural Earth Technologies dba US Home & Garden.

Premises

     Effective March 1, 1998 your premises shall become a portion of the 5th floor commonly known as Suite 500 as shown on Exhibit A, attached hereto. Tenant's proportionate share of the Premises shall be adjusted to 1.62%.

Term

     The term for Suite 500 shall commence March 1, 1998 for a period of three
(3) years until February 28, 2001.

Rental

The estimated monthly rental shall be as follows:

                  Base Rent:                                  $ 6,938.00
                  Operating Expenses:                           3,337.00*
                                                              ----------
                  Total Monthly Rental:                       $10,275.00

                  *based on 1997 operating expenses


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Natural Earth Technologies
May 6, 1997
Page 2


     If you agree with the above, please sign below and return both copies to the building management office. A fully executed copy will then be returned to you. This offer is valid until 5:00 p.m. Friday, May 9, 1997.

Sincerely,


/s/ Patrick J. Gilligan
-------------------------------
Patrick J. Gilligan
Partner

AGREED AND ACCEPTED:



 /s/ Robert Kassel                                          5/7/97
-------------------------------                             ---------------
Robert Kassel                                               Date
Natural Earth Technologies dba
US Home & Garden